MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL AND OPERATIONAL RESULTS,
ANNOUNCES CORPORATE REORGANIZATION AS A LIMITED LIABILITY COMPANY

•Delivers Strong Performance from Ongoing Operations
•Provides 2021 Guidance
•Initiates Tender Offer for 2.00% Convertible Senior Notes due 2023

New York, February 17, 2021 — Macquarie Infrastructure Corporation (NYSE: MIC) today announced its operational and financial results for the fourth quarter and full year 2020 as well as plans to reorganize the enterprise to facilitate a sale of its remaining operating businesses.
MIC today filed a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-4 pursuant to which it proposes to reorganize its listed parent company as a pass-through Delaware limited liability company, Macquarie Infrastructure Holdings, LLC (“MIH LLC”). If approved by shareholders, the reorganization is expected to be completed following entry into an agreement by MIC to sell its Atlantic Aviation business but prior to closing of the sale.
The S-4 also notes that MIC expects to distribute its MIC Hawaii businesses to MIH LLC. The Hawaii Public Utilities Commission approved the distribution in April 2020. The distribution of MIC Hawaii facilitates the sale of Atlantic Aviation prior to the sale of MIC Hawaii. MIC Hawaii would be sold via a sale of MIH LLC following the completion of a sale of Atlantic Aviation.
“Our highest priority is the maximization of shareholder value through the timely sales of our remaining businesses. We believe the proposed reorganization will allow us to sell Atlantic Aviation sooner than we would likely be able to under our current corporate structure and without altering the tax consequences of any sale,” said Christopher Frost, chief executive officer of MIC. “We will ask shareholders to approve the reorganization before we implement it.”
MIC noted that the financial performance of its remaining operating businesses, Atlantic Aviation and the businesses comprising MIC Hawaii, were at the high end of expectations in the fourth quarter of 2020. The results reflect a strong holiday period for Atlantic Aviation and an increase in the number of visitors to Hawaii following the relaxation of travel restrictions from mid-October.
“Atlantic Aviation and MIC Hawaii have continued to recover from the low levels of activity caused by the outbreak of COVID-19 early in 2020,” said Frost. “We are pleased with the stable performance of the businesses to date in 2021 and with the state of our balance sheet following the successful sale of IMTT at the end of last year.”
MIC’s consolidated results include various non-recurring expense items related to the sale of International-Matex Tank Terminals (“IMTT”), a discontinued operation for financial reporting purposes since September 30, 2020. Among these are capital gains taxes and transaction-related costs unrelated to the performance of its remaining operating businesses. In the following discussion, the costs associated with efforts to sell MIC’s operating businesses are added back to EBITDA excluding non-cash items and any capital gains taxes from sales are added back to Free Cash Flow both to ensure comparability with prior period reports. The adjustment for sale related costs and capital gains taxes are reflected in the management reporting line items Investment and acquisition/disposition costs and Cash Taxes, respectively (see table below).
MIC recorded a net loss from ongoing operations of $206 million in 2020 versus net income of $25 million in 2019. The loss reflects primarily a reduction in revenue generated by the Company’s remaining operating businesses as a result of lower activity levels, a current federal income tax liability of $126 million related to the capital gain generated by the sale of IMTT in December of 2020 and transaction and other costs incurred primarily in connection with the sale.
The Company reported consolidated revenue from ongoing operations in 2020 of $847 million, down from $1,212 million in 2019. The decrease reflects primarily the impact of COVID-19 on the level of general aviation flight activity during the year, the primary driver of the performance of Atlantic Aviation, and on the number of visitors to Hawaii, the primary driver of the performance of MIC Hawaii. The decrease in revenue also reflects a reduction in the wholesale cost of jet fuel and propane, on average, which is typically a pass-through to customers.
MIC’s operating expenses for the year totaled $838 million, down from $1,069 million in 2019. The decrease reflects primarily the reduced level of activity at each of MIC’s remaining operating businesses, and lower wholesale fuel costs, together with various cost savings initiatives, partially offset by expenses primarily associated with the sale of IMTT.
MIC reported Adjusted EBITDA excluding non-cash items from continuing operations of $220 million, down from $316 million in 2019. The decrease reflects primarily the Company’s lower operating income in 2020.
The Company generated cash from operating activities of $127 million, down from $215 million in 2019.
MIC reported Adjusted Free Cash Flow of $125 million, down from $213 million in 2019. The decrease reflects the Company’s lower EBITDA, partially offset by lower interest expense and a decrease in maintenance capital expenditures.
2021 Guidance
For the full year 2021, MIC expects to generate EBITDA excluding non-cash items of between $230 and $260 million. The guidance implies an increase of 11% at the midpoint compared with 2020. The guidance reflects segment level contributions as follows:

Segment	EBIDTA Range ($mm)
Atlantic Aviation	220 - 240
MIC Hawaii	30 - 40
Corporate and Other	(20)

The Company’s guidance assumes a successful rollout and expected efficacy of COVID-19 vaccine programs in the U.S. and internationally and does not contemplate a return to activity levels seen in the second quarter of 2020. With a successful rollout of vaccines, general aviation flight activity is assumed to recover from current levels starting in the third quarter and to reach 2019 levels by year-end. The Company expects the number of visitors to Hawaii to increase throughout 2021, although the number is not expected to reach pre-COVID levels during the year.
MIC expects to fund growth capital projects, including those to which it has already committed, having an aggregate value of between $70 and $80 million in 2021. Growth projects primarily include the development of additional hangar capacity and related infrastructure at various FBOs in the Atlantic Aviation network.
The Company’s Corporate and Other segment includes costs associated with being a public company, litigation expenses, and certain shared services costs including those related to the provision of services to IMTT on a transitional basis.
MIC expects to generate Free Cash Flow of between $130 and $160 million in 2021. The Company notes that Free Cash Flow does not reflect certain cash expenditures, primarily growth capital deployment including investments in bolt-on acquisitions (both funded using debt historically) and amortization of debt principal. In addition to the generation of Free Cash Flow, MIC had liquidity of $328 million of uncommitted cash on hand and access to an undrawn revolving credit facility at MIC Hawaii of $60 million at the start of 2021.
The Company distributed the net proceeds from the sale of IMTT after reserving for the retirement of its Convertible Notes as a special dividend of $11.00 per share in cash on January 8, 2021. MIC does not expect to resume a regular dividend in 2021 but is focused on returning capital to shareholders through the sale(s) of its remaining operating businesses.
Fourth Quarter and Full Year 2020 Segment Results
Continuing Operations
“Increased activity around the holidays, together with effective cost control, that resulted in Atlantic Aviation generating EBITDA for the full year at the high end of guidance,” said Frost.
•Atlantic Aviation generated EBITDA of $58 million and $195 million for the fourth quarter and full year 2020, respectively, down from $71 million and $276 million in corresponding periods in 2019. The result for the fourth quarter reflects flight activity across Atlantic Aviation’s network that was 18% lower than in the prior comparable period. The full year result reflects a year-on-year decline in general aviation flight activity of 25% across the Atlantic Aviation network and a $7 million provision for the remediation of certain environmental matters, partially offset by expense reductions of $22 million.

“With the relaxation of restriction on travel to Hawaii in mid-October, the number of visitors to Hawaii recovered from 6% versus the prior comparable period in the third quarter to 19% versus prior comparable period in the fourth quarter leading to an increase in demand for gas from visitor-oriented consumers,” Frost said.
•MIC Hawaii generated EBITDA of $12 million and $41 million for the fourth quarter and full year 2020, respectively, down from $14 million and $60 million in the corresponding periods in 2019. The results in both periods reflect primarily the decrease in gas sales related to the decline in the number of visitors to Hawaii brought about by COVID-19.
MIC’s Corporate and Other segment includes primarily costs of managing the public company including fees payable to the Company’s external manager and expenses related to the Company’s pursuit of strategic alternatives.
•MIC’s Corporate and Other segment recorded EBITDA of ($58) million and ($86) million for the fourth quarter and full year 2020, respectively, compared with $(11) million and ($25) million in the corresponding periods in 2019. The larger loss reflects primarily expenses associated with the sale of IMTT including transaction costs of $28 million and a disposition payment of $28 million and other costs associated primarily with the Company’s pursuit of sales of is remaining businesses of $14 million throughout the year.
Discontinued Operations
MIC completed the sale of its IMTT business on December 23, 2020. With the classification of the business as a discontinued operation in the third quarter of 2020, IMTT has been treated as a discontinued operation for the full year 2020 and all prior periods referenced in this press release and in the Company’s filing with the SEC on Form 10-K earlier today. Discontinued operations in 2019 also include the Company’s renewable power development and generation businesses.
Discontinued operations generated a net loss of $722 million in 2020 through the date of the sale of the business on December 23, 2020 compared with net income of $128 million in 2019. The decrease reflects primarily the write-off of goodwill of $725 million in 2020 and the absence of a gain on the sale of the renewables businesses in 2019.
Balance Sheet Strength and Financial Flexibility
MIC today also initiated a tender offer for any or all of its 2.00% Convertible Senior Notes due October 2023 (“Notes”) outstanding. MIC is offering to repurchase the bonds at face value (par) plus accrued interest through (but not including) the date of purchase. The tender offer will be open through March 16, 2021, unless extended.
“We believe that the retirement of up to the full amount of the $403 million of Notes on issue is a prudent use of the remaining proceeds from the sale of IMTT and that a tender offer will be the most effective means of doing so,” said Frost.
MIC’s aggregate leverage ratio was 4.0 times net debt/Adjusted EBITDA excluding non-cash items on December 31, 2020. The ratio reflects the repayment of the balance outstanding on the Company’s holding company level revolving credit facility during December as well as adjustments to its cash on hand for capital gains taxes and expenses to be paid in relation to the sale of IMTT and a provision for both the special dividend paid on January 8, 2021 and the retirement of its $403 million of Notes.
The Company notes that all commitments to its holding company revolving credit facility were terminated on January 19, 2021.

Summary Financial Information

	Quarter Ended December 31,		Change Favorable/ (Unfavorable)		Year Ended December 31,		Change Favorable/ (Unfavorable)
	2020	2019	$	%	2020	2019	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net (loss) income	$(16)	$5	(21)	NM	$(206)	$25	(231)	NM
Net (loss) income per share attributable to MIC	(0.18)	0.06	(0.24)	NM	(2.36)	0.31	(2.67)	NM
Cash provided by (used in) operating activities	13	(5)	18	NM	127	215	(88)	(41)
Discontinued Operations
Net (loss) income	$(22)	$9	(31)	NM	$(722)	$128	(850)	NM
Net (loss) income per share attributable to MIC	(0.26)	0.10	(0.36)	NM	(8.31)	1.51	(9.82)	NM
Cash provided by operating activities	46	66	(20)	(30)	214	205	9	4
Weighted average number of shares outstanding: basic	87,209,829	86,483,313	726,516	1	86,951,642	86,178,212	773,430	1
MIC Non-GAAP Metrics
EBITDA excluding non-cash items - continuing operations	$12	$74	(62)	(84)	$150	$311	(161)	(52)
Investment and acquisition/disposition costs(1)	54	4	50	NM	70	5	65	NM
Adjusted EBITDA excluding non - cash items–continuing operations	$66	$78	(12)	(15)	$220	$316	(96)	(30)
Cash interest	$(14)	$(17)	3	18	$(69)	$(74)	5	7
Cash taxes(2)	(4)	(12)	8	67	(6)	(6)	—	—
Maintenance capital expenditures	(8)	(10)	2	20	(20)	(23)	3	13
Adjusted Free Cash Flow - continuing operations	$40	$39	1	3	$125	$213	(88)	(41)
EBITDA excluding non-cash items - discontinued operations	$64	$57	7	12	$276	$308	(32)	(10)
Cash interest	(10)	(10)	—	—	(40)	(48)	8	17
Cash taxes	(1)	23	(24)	(104)	(3)	(48)	45	94
Maintenance capital expenditures	(19)	(18)	(1)	(6)	(50)	(46)	(4)	(9)
Free Cash Flow - discontinued operations	$34	$52	(18)	(35)	$183	$166	17	10
Adjusted Free Cash Flow - consolidated	$74	$91	(17)	(19)	$308	$379	(71)	(19)

NM — Not meaningful
(1)Adjusted for investment and acquisition/disposition costs. In connection with the IMTT sale in December 2020, the Company recognized $56 million in transaction costs, including a Disposition Payment of $28 million to its Manager.
(2)Adjusted for current federal income tax liability of $126 million related to the taxable gain on the sale of IMTT in December 2020 expected to be paid in April 2021.
Conference Call and Webcast
When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Wednesday, February 17, 2021 during which management will review and comment on the Company’s 2020 results and outlook for 2021.
How: To listen to the conference call dial +1 877-407-2991 or +1 201-389-0925 at least ten minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.
Slides: MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.
Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 17, 2021 through midnight on February 23, 2021, at +1 877-660-6853 or +1 201-612-7415, Meeting ID: 13716078. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC
MIC owns and operates businesses providing basic services to customers in the United States. Its businesses consist of an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.
Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow
In addition to MIC’s results under U.S. GAAP, the Company uses the non-GAAP measures EBITDA excluding non-cash items and Free Cash Flow to assess the performance and prospects of its businesses.
MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses.
The Company believes investors use EBITDA excluding non-cash items primarily to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings —the most comparable GAAP measure— before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.
The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities —the most comparable GAAP measure —less maintenance capital expenditures and excluding changes in working capital.
Management uses Free Cash Flow as a measure of its ability to fund acquisitions, invest in growth projects, reduce, or repay indebtedness and/or return capital to shareholders. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash mark-to-market adjustment of the value of derivative instruments; (v) gains (losses) related to the write-off or disposal of assets or liabilities, (vi) non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating business; and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow to assess the Company’s ability to fund acquisitions, invest in growth projects, reduce or repay indebtedness, and/or return capital to shareholders.
In its Annual Report on Form 10-K, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate and Other. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.
Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.
See the tables below for a reconciliation of Net Income (loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.
With respect to the Company’s guidance for EBITDA and Free Cash Flow in 2021, a reconciliation of EBITDA to net income (loss), the most comparable GAAP measure and a reconciliation of Free Cash Flow to cash from operating activities, the most comparable GAAP measure, are not available without unreasonable effort due to the Company’s limited visibility into and an inability to make accurate projections and estimates of items including management fees, hedging agreements, depreciation and any (benefit) provision for income taxes. These items may vary greatly from year to year and could significantly impact MIC’s results as reported in accordance with GAAP.
Classification of Maintenance Capital Expenditures and Growth Capital Expenditures
MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability, or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability, or cash flow. Management considers various factors in determining whether a specific capital expenditure will be classified as maintenance or growth.
MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.
Forward-Looking Statements
This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, statements regarding potential transactions related to the pursuit of strategic alternatives and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; the short and long term impact of the COVID-19 pandemic; its ability to complete the sale of the Company of its businesses of favorable terms, its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions, and implement its strategy; the regulatory environment; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative and its ability to achieve cost savings; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.
MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.
Important Information for Investors and Stockholders
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
The information included in this press release does not constitute an offer to purchase nor a solicitation of an offer to sell the Company’s convertible notes. The Company filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) on February 17, 2021 related to a tender offer for its outstanding convertible notes. The tender offer is being made only pursuant to such Offer to Purchase and other related materials filed with the SEC as part of the Schedule TO, in each case as may be amended or supplemented. The Tender Offer Statement (including an Offer to Purchase and other tender offer documents) contain important information, including the terms and conditions of the tender offer, that should be read carefully before any decision is made with respect to the tender offer. Those materials are available to holders of the Company’s convertible notes at no expense upon request directed to the information agent for the tender offer, D.F. King & Co., Inc., by calling (800) 331-7024 (toll-free), (212) 269-5550 (collect) or by email at macquarie@dfking.com. In addition, all the materials (and all other tender offer documents filed with the SEC) are available at no charge on the SEC’s website at www.sec.gov.

In connection with the merger that is part of the proposed reorganization, Macquarie Infrastructure Holdings LLC (“MIH LLC”) filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 on February 17, 2021 that includes a proxy statement of MIC that also constitutes a preliminary prospectus of MIH LLC. The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to stockholders of MIC. INVESTORS AND SECURITY HOLDERS OF MIC ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by MIC and MIH LLC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by MIC and MIH LLC will also be available free of charge on MIC’s website at www.macquarie.com/mic or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.
Certain Information Regarding Participants
MIC and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of MIC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 17, 2021, its definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 31, 2020, and its Current Report on Form 8-K, which was filed with the SEC on August 21, 2020. Other information regarding the participants of MIC in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Lee Lubarsky Corporate Communications MIC 212-231-2638

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS
($ in Millions, Except Share Data)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,828	$260
Restricted cash	11	1
Accounts receivable, net of allowance for doubtful accounts	47	66
Inventories	17	22
Prepaid expenses	8	9
Other current assets	9	21
Assets held for sale(1)	—	4,172
Total current assets	1,920	4,551
Property, equipment, land and leasehold improvements, net	854	879
Operating lease assets, net	323	317
Goodwill	616	615
Intangible assets, net	458	488
Other noncurrent assets	8	11
Total assets	$4,179	$6,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$1	$3
Accounts payable	30	38
Accrued expenses	46	43
Current portion of long-term debt	11	12
Dividend payable	961	—
Operating lease liabilities - current	17	18
Income taxes payable	132	—
Other current liabilities	23	23
Liabilities held for sale(1)	—	1,872
Total current liabilities	1,221	2,009
Long-term debt, net of current portion	1,555	1,554
Deferred income taxes	127	120
Operating lease liabilities - noncurrent	312	303
Other noncurrent liabilities	70	64
Total liabilities	3,285	4,050
Commitments and contingencies	—	—
Stockholders’ equity(2):
Additional paid in capital	178	1,198
Accumulated other comprehensive loss	(6)	(37)
Retained earnings	713	1,641
Total stockholders’ equity	885	2,802
Noncontrolling interests	9	9
Total equity	894	2,811
Total liabilities and equity	$4,179	$6,861

(1)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2020, for further discussions on assets and liabilities held for sale.
(2)The Company is authorized to issue the following classes of stock: (i) 500,000,000 shares of common stock, par value $0.001 per share. On December 31, 2020 and 2019, the Company had 87,361,929 shares and 86,600,302 shares of common stock issued and outstanding, respectively; (ii) 100,000,000 shares of preferred stock, par value $0.001 per share authorized. On December 31, 2020 and 2019, no preferred stocks were issued or outstanding; and (iii) 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager as on December 31, 2020 and 2019. See Note 11, “Stockholders' Equity”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2020, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in Millions, Except Share and Per Share Data)

	Year Ended December 31,
	2020	2019	2018
Revenue
Service revenue	$667	$969	$1,005
Product revenue	180	243	246
Total revenue	847	1,212	1,251
Costs and expenses
Cost of services	239	449	511
Cost of product sales	112	165	179
Selling, general and administrative	350	301	295
Fees to Manager-related party	21	32	45
Goodwill impairment	—	—	3
Depreciation	79	78	76
Amortization of intangibles	37	44	53
Total operating expenses	838	1,069	1,162
Operating income	9	143	89
Other income (expense)
Interest income	1	6	1
Interest expense(1)	(87)	(106)	(67)
Other expense, net	(2)	(3)	(7)
Net (loss) income from continuing operations before income taxes	(79)	40	16
Provision for income taxes	(127)	(15)	(15)
Net (loss) income from continuing operations	(206)	25	1
Discontinued Operations(2)
Net (loss) income from discontinued operations before income taxes	(699)	185	131
Provision for income taxes	(23)	(57)	(37)
Net (loss) income from discontinued operations	(722)	128	94
Net (loss) income	(928)	153	95
Net (loss) income from continuing operations	(206)	25	1
Less: net loss attributable to noncontrolling interest	—	—	(3)
Net (loss) income from continuing operations attributable to MIC	(206)	25	4
Net (loss) income from discontinued operations	(722)	128	94
Less: net loss attributable to noncontrolling interests	—	(3)	(39)
Net (loss) income from discontinued operations attributable to MIC	(722)	131	133
Net (loss) income attributable to MIC	$(928)	$156	$137
Basic (loss) income per share from continuing operations attributable to MIC	$(2.36)	$0.31	$0.02
Basic (loss) income per share from discontinued operations attributable to MIC	(8.31)	1.51	1.58
Basic (loss) income per share attributable to MIC	$(10.67)	$1.82	$1.60
Weighted average number of shares outstanding: basic	86,951,642	86,178,212	85,233,989
Diluted (loss) income per share from continuing operations attributable to MIC	$(2.36)	$0.31	$0.02
Diluted (loss) income per share from discontinued operations attributable to MIC	(8.31)	1.51	1.58
Diluted (loss) income per share attributable to MIC	$(10.67)	$1.82	$1.60
Weighted average number of shares outstanding: diluted	86,951,642	86,204,301	85,249,865
Cash dividends declared per share(3)	$11.00	$4.00	$4.00

(1)Interest expense includes non-cash losses on derivative instruments of $5 million and $8 million in 2020 and 2019, respectively, and non-cash gains on derivative instruments of $5 million in 2018.
(2)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2020, for discussions on businesses classified as held for sale.
(3)Special dividend declared and paid out of the net proceeds from the IMTT Transaction on January 8, 2021. Shares of MIC traded with “due-bills” attached through January 8, 2021 and traded ex-dividend on January 11, 2021.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in Millions)

	Year Ended December 31,
	2020	2019	2018
Operating activities
Net (loss) income from continuing operations	$(206)	$25	$1
Adjustments to reconcile net (loss) income to net cash provided by operating activities from continuing operations:
Goodwill impairment	—	—	3
Depreciation	79	78	76
Amortization of intangibles	37	44	53
Amortization of debt discount and financing costs	12	12	13
Adjustments to derivative instruments	(2)	18	14
Fees to Manager - related party	21	32	45
Deferred taxes	(5)	9	8
Other non-cash expense, net(1)	14	13	22
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	17	3	8
Inventories	5	(3)	(2)
Prepaid expenses and other current assets	2	(5)	(1)
Accounts payable and accrued expenses	(1)	4	1
Income taxes payable	143	(10)	(1)
Other, net	11	(5)	(6)
Net cash provided by operating activities from continuing operations	127	215	234
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents, and restricted cash acquired	(13)	—	(18)
Purchases of property and equipment	(54)	(84)	(114)
Loan to project developer	—	(1)	(19)
Loan repayment from project developer	—	16	17
Proceeds from sale of business, net of cash divested	—	—	27
Other, net	(4)	—	—
Net cash used in investing activities from continuing operations	(71)	(69)	(107)
Financing activities
Proceeds from long-term debt	874	—	1,390
Payment of long-term debt	(885)	(361)	(1,158)
Contributions received from noncontrolling interests	—	—	1
Dividends paid to common stockholders	(87)	(344)	(379)
Debt financing costs paid	(1)	(1)	(29)
Net cash used in financing activities from continuing operations	(99)	(706)	(175)
Net change in cash, cash equivalents, and restricted cash from continuing operations	(43)	(560)	(48)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
($ in Millions)

	Year Ended December 31,
	2020	2019	2018
Cash flows provided by discontinued operations:
Net cash provided by operating activities	$214	$205	$285
Net cash provided by investing activities	1,310	60	567
Net cash provided by (used in) financing activities	—	24	(246)
Net cash provided by discontinued operations	1,524	289	606
Effect of exchange rate changes on cash and cash equivalents	—	—	(1)
Net change in cash, cash equivalents, and restricted cash	1,481	(271)	557
Cash, cash equivalents, and restricted cash, beginning of period	358	629	72
Cash, cash equivalents, and restricted cash, end of period	$1,839	$358	$629
Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Accrued purchases of property and equipment from continuing operations	$5	$7	$12
Accrued purchases of property and equipment from discontinued operations	24	25	14
Leased assets obtained in exchange for new operating lease liabilities from continuing operations	20	14	—
Leased assets obtained in exchange for new operating lease liabilities from discontinued operations	1	7	—
Cash dividend declared, but not yet paid	961	—	—
Taxes (refund) paid, net, from continuing operations	(14)	4	8
Taxes paid, net, from discontinued operations	3	61	13
Interest paid, net, from continuing operations	71	90	50
Interest paid, net, from discontinued operations	40	48	71

(1)Other non-cash expense, net, includes the write-down of the Company’s investment in the mechanical contractor business at MIC Hawaii in 2018.
The following table provides a reconciliation of cash, cash equivalents, and restricted cash from both continuing and discontinued operations reported within the consolidated balance sheets that is presented in the consolidated statements of cash flows:

	As of December 31,
	2020	2019	2018
Cash and cash equivalents	$1,828	$260	$561
Restricted cash - current	11	1	23
Cash, cash equivalents, and restricted cash included in assets held for sale(2)	—	97	45
Total of cash, cash equivalents, and restricted cash shown in the consolidated statement of cash flows	$1,839	$358	$629

(2)Represents cash, cash equivalents, and restricted cash related to businesses classified as held for sale. See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Financial Statements in Part II, Item 8, of Form 10-K for the year ended December 31, 2020, for further discussions.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2020	2019	$	%	2020	2019	$	%
	($ In Millions, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$176	$247	(71)	(29)	$667	$969	(302)	(31)
Product revenue	44	60	(16)	(27)	180	243	(63)	(26)
Total revenue	220	307	(87)	(28)	847	1,212	(365)	(30)
Costs and expenses
Cost of services	61	114	53	46	239	449	210	47
Cost of product sales	27	37	10	27	112	165	53	32
Selling, general and administrative	121	82	(39)	(48)	350	301	(49)	(16)
Fees to Manager - related party	5	9	4	44	21	32	11	34
Depreciation and amortization	28	31	3	10	116	122	6	5
Total operating expenses	242	273	31	11	838	1,069	231	22
Operating (loss) income	(22)	34	(56)	(165)	9	143	(134)	(94)
Other income (expense)
Interest income	1	1	—	—	1	6	(5)	(83)
Interest expense(1)	(18)	(21)	3	14	(87)	(106)	19	18
Other expense, net	(1)	(5)	4	80	(2)	(3)	1	33
Net (loss) income from continuing operations before income taxes	(40)	9	(49)	NM	(79)	40	(119)	NM
Benefit (provision) for income taxes	24	(4)	28	NM	(127)	(15)	(112)	NM
Net (loss) income from continuing operations	(16)	5	(21)	NM	(206)	25	(231)	NM
Discontinued Operations
Net (loss) income from discontinued operations before income taxes	(15)	12	(27)	NM	(699)	185	(884)	NM
Provision for income taxes	(7)	(3)	(4)	(133)	(23)	(57)	34	60
Net (loss) income from discontinued operations	(22)	9	(31)	NM	(722)	128	(850)	NM
Net (loss) income	(38)	14	(52)	NM	(928)	153	(1,081)	NM

Net (loss) income from continuing operations	(16)	5	(21)	NM	(206)	25	(231)	NM
Net (loss) income from continuing operations attributable to MIC	(16)	5	(21)	NM	(206)	25	(231)	NM
Net (loss) income from discontinued operations	(22)	9	(31)	NM	(722)	128	(850)	NM
Less: net loss attributable to noncontrolling interests	—	—	—	—	—	(3)	(3)	(100)
Net (loss) income from discontinued operations attributable to MIC	(22)	9	(31)	NM	(722)	131	(853)	NM
Net (loss) income attributable to MIC	$(38)	$14	(52)	NM	$(928)	$156	(1,084)	NM
Basic (loss) income per share from continuing operations attributable to MIC	$(0.18)	$0.06	(0.24)	NM	$(2.36)	$0.31	(2.67)	NM
Basic (loss) income per share from discontinued operations attributable to MIC	(0.26)	0.10	(0.36)	NM	(8.31)	1.51	(9.82)	NM
Basic (loss) income per share attributable to MIC	$(0.44)	$0.16	(0.60)	NM	$(10.67)	$1.82	(12.49)	NM
Weighted average number of shares outstanding: basic	87,209,829	86,483,313	726,516	1	86,951,642	86,178,212	773,430	1

NM — Not meaningful
(1)Interest expense includes non-cash losses on derivative instruments of $1 million and $5 million for the quarter and year ended December 31, 2020, respectively, compared with non-cash losses on derivative instruments of $8 million for the year ended December 31, 2019.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET (LOSS) INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2020	2019	$	%	2020	2019	$	%
	($ In Millions) (Unaudited)
Net (loss) income from continuing operations	$(16)	$5			$(206)	$25
Interest expense, net(1)	17	20			86	100
(Benefit) provision for income taxes	(24)	4			127	15
Depreciation and amortization	28	31			116	122
Fees to Manager - related party	5	9			21	32
Other non-cash expense, net(2)	2	5			6	17
EBITDA excluding non-cash items - continuing operations(3)	$12	$74	(62)	(84)	$150	$311	(161)	(52)

EBITDA excluding non-cash items - continuing operations(3)	$12	$74			$150	$311
Interest expense, net(1)	(17)	(20)			(86)	(100)
Non-cash interest expense, net(1)	3	3			17	26
Provision for current income taxes(4)	(130)	(12)			(132)	(6)
Changes in working capital(4)(5)	145	(50)			178	(16)
Cash provided by (used in) operating activities - continuing operations	13	(5)			127	215
Changes in working capital(4)(5)	(145)	50			(178)	16
Maintenance capital expenditures	(8)	(10)			(20)	(23)
Free cash flow - continuing operations	$(140)	$35	(175)	NM	$(71)	$208	(279)	(134)

(1)Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees, and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)Other non-cash expense, net, primarily includes pension expense, non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Pension expense primarily consists of interest cost, expected return on plan assets, and amortization of actuarial and performance gains and losses. Other non-cash expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussions.
(3)Includes transaction costs of $28 million and a Disposition Payment of $28 million to our Manager in connection with the IMTT Transaction in 2020 (currently in escrow).
(4)Includes the current federal income tax liability of $126 million related to the taxable gain on the IMTT Transaction in 2020 expected to be paid in April 2021.
(5)Reflects current federal income taxes paid primarily related to the taxable gain on the sale of the renewable businesses in 2019.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
Atlantic Aviation

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Service revenue	176	248	(72)	(29)	667	972	(305)	(31)
Cost of services (exclusive of depreciation and amortization shown separately below)	61	114	53	46	239	449	210	47
Gross margin	115	134	(19)	(14)	428	523	(95)	(18)
Selling, general and administrative expenses	57	64	7	11	235	249	14	6
Depreciation and amortization	23	27	4	15	99	106	7	7
Operating income	35	43	(8)	(19)	94	168	(74)	(44)
Interest expense, net(1)	(11)	(15)	4	27	(55)	(74)	19	26
Other expense, net	—	(1)	1	100	—	(1)	1	100
Provision for income taxes	(6)	(6)	—	—	(11)	(24)	13	54
Net income	18	21	(3)	(14)	28	69	(41)	(59)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	18	21			28	69
Interest expense, net(1)	11	15			55	74
Provision for income taxes	6	6			11	24
Depreciation and amortization	23	27			99	106
Other non-cash expense, net(2)	—	2			2	3
EBITDA excluding non-cash items	58	71	(13)	(18)	195	276	(81)	(29)
EBITDA excluding non-cash items	58	71			195	276
Interest expense, net(1)	(11)	(15)			(55)	(74)
Non-cash interest expense, net(1)	2	1			10	16
Provision for current income taxes	(2)	(8)			(5)	(22)
Changes in working capital	(4)	7			27	13
Cash provided by operating activities	43	56			172	209
Changes in working capital	4	(7)			(27)	(13)
Maintenance capital expenditures	(6)	(8)			(13)	(16)
Free cash flow	41	41	—	—	132	180	(48)	(27)

(1)Interest expense, net, includes non-cash adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)Other non-cash expense, net, includes primarily non-cash compensation expense incurred in relation to incentive plans and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MIC Hawaii

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Product revenue	44	60	(16)	(27)	180	243	(63)	(26)
Cost of product sales (exclusive of depreciation and amortization shown separately below)	27	37	10	27	112	165	53	32
Gross margin	17	23	(6)	(26)	68	78	(10)	(13)
Selling, general and administrative expenses	6	7	1	14	24	24	—	—
Depreciation and amortization	4	4	—	—	16	16	—	—
Operating income	7	12	(5)	(42)	28	38	(10)	(26)
Interest expense, net(1)	(1)	(2)	1	50	(8)	(10)	2	20
Other expense, net	(1)	(4)	3	75	(2)	(6)	4	67
Provision for income taxes	(2)	(4)	2	50	(6)	(9)	3	33
Net income	3	2	1	50	12	13	(1)	(8)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	3	2			12	13
Interest expense, net(1)	1	2			8	10
Provision for income taxes	2	4			6	9
Depreciation and amortization	4	4			16	16
Other non-cash expense (income), net(2)	2	2			(1)	12
EBITDA excluding non-cash items	12	14	(2)	(14)	41	60	(19)	(32)
EBITDA excluding non-cash items	12	14			41	60
Interest expense, net(1)	(1)	(2)			(8)	(10)
Non-cash interest expense, net(1)	—	—			1	2
Provision for current income taxes	—	—			(3)	(4)
Changes in working capital	(4)	5			—	8
Cash provided by operating activities	7	17			31	56
Changes in working capital	4	(5)			—	(8)
Maintenance capital expenditures	(2)	(2)			(7)	(7)
Free cash flow	9	10	(1)	(10)	24	41	(17)	(41)

(1)Interest expense, net, includes non-cash adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.
(2)Other non-cash expense (income), net, includes primarily non-cash mark-to-market adjustment of the value of the commodity hedge contracts, pension expense, non-cash compensation expense incurred in relation to incentive plans, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Pension expense consists primarily of interest cost, expected return on plan assets, and amortization of actuarial and performance gains and losses. Other non-cash expense (income), net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Corporate and Other

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2020	2019			2020	2019
	$	$	$	%	$	$	$	%
	($ In Millions) (Unaudited)
Selling, general and administrative expenses	58	12	(46)	NM	91	31	(60)	(194)
Fees to Manager-related party	5	9	4	44	21	32	11	34
Depreciation and amortization	1	—	(1)	NM	1	—	(1)	NM
Operating loss	(64)	(21)	(43)	NM	(113)	(63)	(50)	(79)
Interest expense, net(1)	(5)	(3)	(2)	(67)	(23)	(16)	(7)	(44)
Other income, net	—	—	—	—	—	4	(4)	(100)
Benefit (provision) for income taxes	32	6	26	NM	(110)	18	(128)	NM
Net loss	(37)	(18)	(19)	(106)	(246)	(57)	(189)	NM
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(37)	(18)			(246)	(57)
Interest expense, net(1)	5	3			23	16
(Benefit) provision for income taxes	(32)	(6)			110	(18)
Fees to Manager-related party	5	9			21	32
Depreciation and amortization	1	—			1	—
Other non-cash expense, net(2)	—	1			5	2
EBITDA excluding non-cash items(3)	(58)	(11)	(47)	NM	(86)	(25)	(61)	NM
EBITDA excluding non-cash items(3)	(58)	(11)			(86)	(25)
Interest expense, net(1)	(5)	(3)			(23)	(16)
Non-cash interest expense, net(1)	1	2			6	8
(Provision) benefit for current income taxes(4)	(128)	(4)			(124)	20
Changes in working capital(4)(5)	153	(62)			151	(37)
Cash used in operating activities	(37)	(78)			(76)	(50)
Changes in working capital(4)(5)	(153)	62			(151)	37
Free cash flow	(190)	(16)	(174)	NM	(227)	(13)	(214)	NM

NM — Not meaningful
(1)Interest expense, net, includes non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)Other non-cash expense, net, includes primarily non-cash adjustments related to non-cash compensation expense incurred in relation to incentive plans and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. See “Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.
(3)Includes transaction costs of $28 million and a Disposition Payment of $28 million to our Manager in connection with the IMTT Transaction in 2020 (currently in escrow).
(4)Includes the current federal income tax liability of $126 million related to the taxable gain on the IMTT Transaction in 2020 expected to be paid in April 2021.
(5)Reflects current federal income taxes paid primarily related to the taxable gain on the sale of the renewable businesses in 2019.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended December 31, 2020
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	18	3	(37)	(16)	(22)	(38)
Interest expense, net(1)	11	1	5	17	9	26
Provision (benefit) for income taxes	6	2	(32)	(24)	7	(17)
Depreciation and amortization	23	4	1	28	—	28
Fees to Manager-related party	—	—	5	5	—	5
Other non-cash expense, net(2)	—	2	—	2	70	72
EBITDA excluding non-cash items(3)	58	12	(58)	12	64	76
EBITDA excluding non-cash items(3)	58	12	(58)	12	64	76
Interest expense, net(1)	(11)	(1)	(5)	(17)	(9)	(26)
Non-cash interest expense (income), net(1)	2	—	1	3	(1)	2
Provision for current income taxes(4)	(2)	—	(128)	(130)	(1)	(131)
Changes in working capital(4)	(4)	(4)	153	145	(7)	138
Cash provided by (used in) operating activities	43	7	(37)	13	46	59
Changes in working capital(4)	4	4	(153)	(145)	7	(138)
Maintenance capital expenditures	(6)	(2)	—	(8)	(19)	(27)
Free Cash Flow	41	9	(190)	(140)	34	(106)

	For the Quarter Ended December 31, 2019
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	21	2	(18)	5	9	14
Interest expense, net(1)	15	2	3	20	9	29
Provision (benefit) for income taxes	6	4	(6)	4	3	7
Depreciation and amortization	27	4	—	31	34	65
Fees to Manager-related party	—	—	9	9	—	9
Other non-cash expense, net(2)	2	2	1	5	2	7
EBITDA excluding non-cash items	71	14	(11)	74	57	131
EBITDA excluding non-cash items	71	14	(11)	74	57	131
Interest expense, net(1)	(15)	(2)	(3)	(20)	(9)	(29)
Non-cash interest expense (income), net(1)	1	—	2	3	(1)	2
(Provision) benefit for current income taxes	(8)	—	(4)	(12)	23	11
Changes in working capital(5)	7	5	(62)	(50)	(4)	(54)
Cash provided by (used in) operating activities	56	17	(78)	(5)	66	61
Changes in working capital(5)	(7)	(5)	62	50	4	54
Maintenance capital expenditures	(8)	(2)	—	(10)	(18)	(28)
Free Cash Flow	41	10	(16)	35	52	87

	For the Year Ended December 31, 2020
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	28	12	(246)	(206)	(722)	(928)
Interest expense, net(1)	55	8	23	86	43	129
Provision for income taxes	11	6	110	127	23	150
Impairment(6)	—	—	—	—	750	750
Depreciation and amortization	99	16	1	116	102	218
Fees to Manager-related party	—	—	21	21	—	21
Other non-cash expense (income), net(2)	2	(1)	5	6	80	86
EBITDA excluding non-cash items(3)	195	41	(86)	150	276	426
EBITDA excluding non-cash items(3)	195	41	(86)	150	276	426
Interest expense, net(1)	(55)	(8)	(23)	(86)	(43)	(129)
Non-cash interest expense, net(1)	10	1	6	17	3	20
Provision for current income taxes(4)	(5)	(3)	(124)	(132)	(3)	(135)
Changes in working capital(4)	27	—	151	178	(19)	159
Cash provided by (used in) operating activities	172	31	(76)	127	214	341
Changes in working capital(4)	(27)	—	(151)	(178)	19	(159)
Maintenance capital expenditures	(13)	(7)	—	(20)	(50)	(70)
Free Cash Flow	132	24	(227)	(71)	183	112

	For the Year Ended December 31, 2019
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Millions) (Unaudited)
Net income (loss)	69	13	(57)	25	128	153
Interest expense, net(1)	74	10	16	100	60	160
Provision (benefit) for income taxes	24	9	(18)	15	57	72
Depreciation and amortization	106	16	—	122	132	254
Fees to Manager-related party	—	—	32	32	—	32
Other non-cash expense (income), net(2)	3	12	2	17	(69)	(52)
EBITDA excluding non-cash items	276	60	(25)	311	308	619
EBITDA excluding non-cash items	276	60	(25)	311	308	619
Interest expense, net(1)	(74)	(10)	(16)	(100)	(60)	(160)
Non-cash interest expense, net(1)	16	2	8	26	12	38
(Provision) benefit for current income taxes	(22)	(4)	20	(6)	(48)	(54)
Changes in working capital(5)	13	8	(37)	(16)	(7)	(23)
Cash provided by (used in) operating activities	209	56	(50)	215	205	420
Changes in working capital(5)	(13)	(8)	37	16	7	23
Maintenance capital expenditures	(16)	(7)	—	(23)	(46)	(69)
Free Cash Flow	180	41	(13)	208	166	374

(1)Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees, and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)Other non-cash expense (income), net, primarily includes pension expense, non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Pension expense primarily consists of interest cost, expected return on plan assets, and amortization of actuarial and performance gains and losses. Other non-cash expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussions.
(3)Includes transaction costs of $28 million and a Disposition Payment of $28 million to our Manager in connection with the IMTT Transaction in 2020 (currently in escrow).
(4)Includes the current federal income tax liability of $126 million related to the taxable gain on the IMTT Transaction in 2020 expected to be paid in April 2021.

(5)Reflects current federal income taxes paid primarily related to the taxable gain on the sale of the renewable businesses in 2019.
(6)As part of classifying IMTT as held for sale, the Company recognized an impairment of the IMTT disposal group of $750 million, which includes a goodwill impairment of $725 million reported in discontinued operations, for the quarter ended September 30, 2020.